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                                                                  EXHIBIT (b)(1)

                                                                       EXHIBIT A

                                   BY-LAWS OF
                          KEMPER STRATEGIC INCOME FUND

                                    ARTICLE 1

             AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

     Section 1.1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Amended and Restated Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Kemper Strategic Income Fund (formerly Kemper Trust #18), the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     Section 1.2. Principal Office of the Trust; Resident Agent. The principal office of the Trust shall be located in Chicago, Illinois. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts or such other person as the Trustees may from time to time select.

                                    ARTICLE 2

                          SHAREHOLDERS AND NOTEHOLDERS

     Section 2.1. Shareholder Meetings. Meetings of the shareholders or of the holders of Notes may be called at any time by the Trustees, by the President or, if the Trustees and the President shall fail to call any meeting of shareholders or of the holders of Notes for a period of 30 days after written application of one or more shareholders or of the holders of Notes who hold at least 25% of all shares or Notes issued and outstanding and entitled to vote on a particular matter at the meeting (or 10% if the purpose of the meeting is to determine if a Trustee shall be removed from office), then such shareholders or of the holders of Notes may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

     Section 2.2. Place of Meetings. All meetings of the shareholders or of the holders of Notes shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the President of the Trust.

     Section 2.3. Notice of Meetings. A written notice of each meeting of shareholders or of the holders of Notes, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder or holder of Notes entitled to vote thereat by leaving such notice with the shareholder or holder of Notes or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder or holder of Notes at his or her address as it appears in the records of the Trust. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders or

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holder of Notes need be given to a shareholder or holder of Notes if a written waiver of notice, executed before or after the meeting by such shareholder or holder of Notes or his or her attorney thereunto duly authorized, is filed with the records of the meeting.

     Section 2.4. Ballots. No ballot shall be required for any election unless requested by a shareholder or holder of Notes present or represented at the meeting and entitled to vote in the election.

     Section 2.5. Proxies and Voting. Shareholders or holders of Notes entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. At all meetings of shareholders or holders of Notes, unless the voting is conducted by inspectors, all questions relating to the qualification of votes, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

                                    ARTICLE 3

                                    TRUSTEES

     Section 3.1. Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Any such committee may be abolished and reconstituted at any time and from time to time by the Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the meeting of the shareholders, if any, next following his or her appointment and until his or her successor is appointed and qualified, or until he or she sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

     Section 3.2. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

     Section 3.3. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board or by two or more Trustees, sufficient notice thereof being given to each Trustee


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by the Secretary or an Assistant Secretary or by the officer or one of the
Trustees calling the meeting.

     Section 3.4. Notice. It shall be sufficient notice to a Trustee to send notice by mail at least three days, or by telegram at least twenty-four hours, before the meeting, addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver or a notice need specify the purposes of the meeting.

     Section 3.5. Quorum. At any meeting of the Trustees, one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum (unless the Board of Trustees consists of two or fewer persons) shall not be a less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 4

                              OFFICERS AND AGENTS

     Section 4.1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

     Section 4.2. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     Section 4.3. Election. The President, the Treasurer and the Secretary shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as the Trustees shall determine. Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time.

     Section 4.4. Tenure. The President, Treasurer and Secretary shall hold office until the first meeting of Trustees in each calendar year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain his or her authority at the pleasure of the Trustees.


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     Section 4.5. Chairman of the Board. The Chairman of the Board of Trustees,
if one is so appointed, shall be chosen from among the Trustees and may hold office only so long as he or she continues to be a Trustee. The Chairman of the Board, if any is so appointed, shall preside at all meetings of the shareholders and of the Trustees at which he or she is present; and shall have such other duties and powers as specified herein and as may be assigned to him or her by the Trustees.

     Section 4.6. President and Vice Presidents. The President shall be the chief executive officer of the Trust. The President shall, subject to the control of the Trustees, have general charge and supervision of the Trust and shall perform such other duties and have such other powers as the Trustees shall prescribe from time to time. Any Vice President shall at the request or in the absence or disability of the President exercise the powers of the President and perform such other duties and have such other powers as shall be designated from time to time by the Trustees.

     Section 4.7. Treasurer and Controller. The Treasurer shall be the chief financial officer of the Trust and, subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. If at any time there shall be no Controller, the Treasurer shall also be the chief accounting officer of the Trust and shall have the duties and power prescribed herein for the Controller. Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

     The Controller, if any be elected, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

     Section 4.8. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the shareholders, holders of Notes and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of shareholders, holders of Notes or Trustees, an Assistant Secretary, or if there by none or if he or she is absent, a temporary clerk chosen at the meeting shall record the proceeding thereof in the aforesaid books.

                                    ARTICLE 5

                            RESIGNATIONS AND REMOVALS

     Any Trustee may resign his or her trust or retire as a Trustee in accordance with procedures set forth in the Declaration of Trust. Any officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the President or the Secretary or to a meeting of the Trustees. The Trustees may remove any officer or advisory board member elected or appointed by them with or without


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cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 6

                                    VACANCIES

     A vacancy in the office of Trustee shall be filled in accordance with the Declaration of Trust. Vacancies resulting from the death, resignation, incapacity or removal of any officer may be filled by the Trustees. Each successor of any such officer shall hold office for the unexpired term, and in the case of the President, the Treasurer and the Secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

                                    ARTICLE 7

                          SHARES OF BENEFICIAL INTEREST

     Section 7.1. Share Certificates. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

     In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     Section 7.2. Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may, be issued in place thereof, upon such terms as the Trustees may prescribe.


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     Section 7.3. Discontinuance of Issuance of Certificates. The Trustees may
at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                    ARTICLE 8

                                   RECORD DATE

     The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distributions to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

                                    ARTICLE 9

                                      SEAL

     The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument, or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 10

                               EXECUTION OF PAPERS

     Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, Notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the President or by one of the Vice Presidents or by the Treasurer or by whomever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                                   ARTICLE 11

                                   FISCAL YEAR

     The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.


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                                   ARTICLE 12

                                   AMENDMENTS

     These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.


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